UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On April 6, 2023, Bed Bath & Beyond Inc. (the “Company”) entered into an amendment (the “Fifth Amendment”) to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended or otherwise modified to date, the “Credit Agreement” and as further amended by the Fifth Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. The Fifth Amendment permitted the entry into an amendment to the Consignment Agreement, dated as of April 4, 2023 (the “Consignment Agreement”), by and among the Company, certain of its subsidiaries and Restore Capital (BBB), LLC. The Fifth Amendment also added an Event of Default under the Amended Credit Agreement in the event that the Consignment Agreement is not extended at least fifteen days prior to the termination date therein. Additionally, from the date that the Consignment Agreement is terminated until the Company pays the Buy-Out Price (as defined in the Consignment Agreement), a reserve equal to the amount of the Buy-Out Price and any outstanding fees due and payable to the consignor under the Consignment Agreement will be implemented.

The foregoing description of the Fifth Amendment (including the Amended Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

Purchase Agreement Closing

As previously reported, on March 30, 2023, the Company entered into the Common Stock Purchase Agreement (the “Purchase Agreement”), by and between the Company and B. Riley Principal Capital II, LLC (“BRPC II”). From time to time during the term of the Purchase Agreement, the Company will have the right to sell to BRPC II, up to the lesser of (i) $1 billion of newly issued shares of common stock (the “Total Commitment”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), following the satisfaction of certain conditions set forth in the Purchase Agreement, including (i) that the registration statement on Form S-1 relating to the resale by BRPC II of shares of common stock issued to it by the Company under the Purchase Agreement is declared effective by the Securities and Exchange Commission and (ii) that the Company has issued shares of common stock to BRPC II in an amount representing 0.25% of the Total Commitment, divided by the volume weighted average price of the common stock during the five (5) consecutive trading days (y) immediately following a reverse stock split of the common stock or (z) if no such reverse stock split occurs, immediately prior to the commencement date of sales of shares pursuant to the Purchase Agreement, adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (in each case, rounded to the nearest whole share), as consideration for BRPC II’s commitment to purchase shares of common stock at the Company’s discretion under the terms of the Purchase Agreement. Sales of common stock to BRPC II pursuant to the Purchase Agreement, and the timing of any sales, subject to the satisfaction of certain conditions, are solely at the option of the Company, and the Company is under no obligation to sell any securities under the Purchase Agreement.

On April 10, 2023, the Company delivered to BRPC II all documents required to be delivered under Section 7.1(iv) of the Purchase Agreement (the “Closing”). Under the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules, the Company cannot issue or sell any shares of common stock pursuant to the Purchase Agreement, and BRPCII shall not purchase or acquire any shares of common stock pursuant to the Purchase Agreement, to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed 111,747,196 shares, which number of shares is equal to 19.99% of the total number of shares of the Company’s common stock issued and outstanding immediately prior to the Closing, which number of shares will be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under the applicable rules of Nasdaq (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules; provided, however, the Exchange Cap will not be applicable to the transactions contemplated hereby, solely to the extent that (and only for so long as) the average per share purchase price paid by BRPC II equals or exceeds $0.32.

Equity Proceeds Requirements

As previously disclosed, on March 30, 2023, the Company entered into a waiver and amendment (the “Fourth Amendment”) to the Amended Credit Agreement. The Fourth Amendment waived certain events of default under the Credit Agreement related to negative and affirmative covenants. The Fourth Amendment also revised provisions of the Credit Agreement relating to the Equity Commitment (as defined in the Credit Agreement) to reflect the Company’s entry into an at-the-market sales agreement, dated March 30, 2023, by and between the Company and B. Riley Securities, Inc. (the “ATM Agreement”) and the Purchase Agreement (together with the ATM Agreement, the “Equity Documents”). In particular, the Fourth Amendment set forth: (i) the requirements (the “Equity Requirements”) to receive minimum Specified Equity Proceeds (as defined in the Fourth Amendment) or (ii) to demonstrate the Minimum Cumulative Specified Equity Proceeds (as defined in the Fourth Amendment). These testing periods are weekly for the next 8 out of 11 weeks requiring a minimum raise with a Minimum Cumulative Specified Equity Proceeds of approximately $232 million by June 27, 2023 and then $12.5 million weekly thereafter subject to exceptions.

In addition, the Fourth Amendment requires that the Company establishes reserves related to the equity proceeds received.

As of the date of this Current Report on Form 8-K, the conditions detailed above and contained in the Fourth Amendment have been met as of the date required. The Company can provide no assurance that it will be able to meet the conditions on future dates. The failure to meet these conditions would likely cause the Company to file for bankruptcy.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 30, 2023 and incorporated herein by reference.

Reverse Stock Split

On or about April 5, 2023, the Company first mailed to its shareholders a notice of special meeting and a definitive proxy statement reflecting the proposals to be presented to shareholders at a Special Meeting of Shareholders of the Company (the “Special Meeting”). At the Special Meeting, shareholders will be asked to consider a proposal to effect a reverse stock split (the “Reverse Stock Split Proposal”) of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-20, with such ratio to be determined at the discretion of the Board (the “Reverse Stock Split”). Although the Board expects that the contemplated Reverse Stock Split will result in an initial increase in the price of our common stock, the sustained effect of the contemplated reverse stock split on the market price of our common stock cannot be predicted with certainty. Factors such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock notwithstanding the approval of the contemplated Reverse Stock Split, including the Equity Requirements described above. The Company needs to raise equity capital to have the necessary cash resources to fund operations and service obligations under our Credit Agreement. Since March 30, 2023, while the Company has directed the sales of its common stock pursuant to the ATM Agreement, the market price of our common stock has decreased from $0.80 on the day immediately preceding the announcement of the ATM Agreement to $0.3092 on April 6, 2023. A declining market price of our common stock will decrease the amount of net cash proceeds the Company may raise pursuant to the ATM Agreement in light of the limited amount of shares of common stock available for issuance by the Company. In addition, the continuous sale of common stock by the Company pursuant to the Purchase Agreement and the resale of that common stock into the market may also adversely affect the market price of our common stock following the contemplated Reverse Stock Split. The continued downward pressure on the market price of our common stock may adversely affect the amount of net cash proceeds raised by the Company under the Purchase Agreement. As a result, a declining market price of our common stock may raise the likelihood of the occurrence of an Event of Default pursuant to our Amended Credit Agreement if we fail to raise sufficient net cash proceeds to meet the Equity Requirements. Lenders under the Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. In such an event, we would likely be required to file for bankruptcy protection unless we obtain access to sufficient capital resources to satisfy our payment obligations under the Company’s credit facilities. Holders of our common stock would not receive any recovery at all in a bankruptcy scenario.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Exchange Act, including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: our ability to use proceeds from the ATM Agreement to pay down our outstanding obligations under our Amended Credit Agreement and operate our business, risks related to the failure to receive the full amount of the gross proceeds from the ATM Agreement, which we expect will likely force us to file for bankruptcy protection, the ability to obtain shareholder approval of a Reverse Stock Split Proposal, which is required to enable the Company to make use of the Purchase Agreement, our ability to deliver and execute on our turnaround plan, our potential need to seek additional strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process, our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern, our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs; general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine; challenges related to our relationships with our suppliers, the failure of our suppliers to supply us with the necessary volume and types of products; the impact of cost-savings measures; our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital; changes to our credit rating or the terms on which vendors or others will provide us credit; the impact of strategic changes, including the reaction of customers to such changes; a challenging overall macroeconomic environment and a highly competitive retailing environment; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers and other items; inflation and the related increases in costs of materials, labor and other costs, inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change, uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements, changes to accounting rules, regulations and tax laws or new interpretations of existing accounting standards or tax laws, new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards. Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this Current Report or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this report or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this report or elsewhere might not occur.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Fifth Amendment, dated as of April 6, 2023, to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among Bed Bath & Beyond Inc., certain of Bed Bath & Beyond Inc.’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Sixth Street Specialty Lending, Inc., as FILO agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: April 11, 2023	By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary